Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

SWIFT ENERGY COMPANY

SECOND AMENDED AND RESTATED BYLAWS

SWIFT ENERGY COMPANY

Table of Contents

ARTICLE I. SHAREHOLDERS		1

1	ANNUAL MEETING	1
2	SPECIAL MEETING	1
3	MANNER AND PLACE OF MEETING	1
4	NOTICE	1
5	BUSINESS TO BE CONDUCTED AT ANNUAL OR SPECIAL MEETING	2
6	QUORUM	2
7	VOTE REQUIRED TO TAKE ACTION	3
8	PROXIES	3
9	VOTING OF SHARES	3
10	OFFICERS	4
11	LIST OF SHAREHOLDERS	4

ARTICLE II. BOARD OF DIRECTORS		4

1	MANAGEMENT	4
2	NUMBER	4
3	ELECTION AND TERM	4
4	DIRECTOR NOMINATION PROCEDURES	5
5	REMOVAL	6
6	MEETING OF DIRECTORS	6
7	FIRST MEETING	6
8	ELECTION OF OFFICERS	6
9	REGULAR MEETINGS	6
10	SPECIAL MEETINGS	6
11	NOTICE	6
12	QUORUM	7
13	ORDER OF BUSINESS	7
14	ACTION BY WRITTEN CONSENT	7
15	COMPENSATION	7
16	PRESUMPTION OF ASSENT	8
17	COMMITTEES	8

ARTICLE III. OFFICERS		8

1	NUMBER, TITLES AND TERM OF OFFICE	8
2	REMOVAL	8
3	VACANCIES	8
4	SALARIES	8
5	POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD	8
6	POWERS AND DUTIES OF VICE CHAIRMAN OF THE BOARD	9

7	POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER	9
8	POWERS AND DUTIES OF THE PRESIDENT	9
9	VICE PRESIDENTS	9
10	TREASURER	9
11	ASSISTANT TREASURER	10
12	SECRETARIES	10
13	ASSISTANT SECRETARIES	10

ARTICLE IV. INDEMNIFICATION AND INSURANCE		10

1	INDEMNIFICATION OF DIRECTORS	10
2	INDEMNIFICATION OF OFFICERS	13
3	INDEMNIFICATION OF OTHER PERSONS	13
4	PROCEDURE FOR INDEMNIFICATION	14
5	SURVIVAL; PRESERVATION OF OTHER RIGHTS	14
6	INSURANCE	14
7	SEVERABILITY	15

ARTICLE V. CAPITAL STOCK		15

1	CERTIFICATE OF SHARES	15
2	TRANSFER OF SHARES	16
3	CLOSING OF TRANSFER BOOKS	16
4	REGISTERED SHAREHOLDERS	16
5	LOST CERTIFICATE	17
6	REGULATIONS	17

ARTICLE VI. ACCOUNTS		17

1	DIVIDENDS	17
2	RESERVES	17
3	DIRECTORS' ANNUAL STATEMENT	17
4	CHECKS	17
5	FISCAL YEAR	17

ARTICLE VII. AMENDMENTS		18

ARTICLE VIII. MISCELLANEOUS PROVISIONS		18

1	OFFICES	18
2	SEAL	18
3	NOTICE AND WAIVER OF NOTICE	18
4	RESIGNATIONS	18
5	SECURITIES OF OTHER CORPORATIONS	18

SECOND AMENDED AND RESTATED BYLAWS

SWIFT ENERGY COMPANY

ARTICLE I.  SHAREHOLDERS

1.           ANNUAL MEETING.  The annual meeting of shareholders for the purpose of electing directors shall be held on such date and time as may be fixed from time to time by the board of directors and stated in the notice of the meeting.  Any business may be transacted at an annual meeting, except as otherwise provided by law or by these Bylaws.

2.           SPECIAL MEETING.  A special meeting of shareholders may be called at any time by the chief executive officer, president or secretary at the request in writing of the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, or a special meeting of shareholders may be called at any time by a majority of the members of the board of directors who are "Continuing Directors," being those directors then in office who have been or will have been directors for the two year period (or such shorter period as the corporation has been in existence) ending on the date notice of the meeting or written consent to take such action is first provided to shareholders, or those directors who have been nominated for election or elected to succeed such directors by a majority of such directors, by the chairman of the board, by the vice chairman of the board, by the chief executive officer or by the president.  Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

3.           MANNER AND PLACE OF MEETING.  The annual meeting of shareholders may be held in any manner permitted by law or these Bylaws at any place within or without the State of Texas designated by the board of directors.  Special meetings of shareholders may be held in any manner permitted by law or these Bylaws at any place within or without the State of Texas designated by the chairman of the board, the chief executive officer or the president, if he shall call the meeting, or the board of directors, if they shall call the meeting.  Any meeting may be held at any place within or without the State of Texas designated in a waiver of notice of such meeting held at the principal office of the corporation unless another place is designated for meetings in the manner provided herein.  Subject to the provisions herein for notice of meetings, meetings of shareholders may be held by means of conference telephone or similar communications equipment by means of which all participants can hear each other.

4.           NOTICE.  Written or printed notice stating the place, day and hour of each meeting of shareholders, and, in case of a special meeting, the purpose or purposes forwhich the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.  Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by such person(s) entitled to such notice (whether signed before or after the time required for such notice) shall be equivalent to the giving of such notice.

5.           BUSINESS TO BE CONDUCTED AT ANNUAL OR SPECIAL MEETING.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual or special meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder.  For business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the chief executive officer, president or secretary of the corporation.  To be timely, a shareholder's notice regarding business to be conducted at an annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  To be timely, a shareholder's notice regarding business to be conducted at a special meeting must be delivered to or mailed and received at the principal executive offices of the corporation no later than the date the notice required under Section 4 of this Article I is provided to the shareholders; provided that, in no event shall the special meeting be held sooner than forty (40) days after the notice is received by the corporation.  A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.  Notwithstanding anything in the Bylaws to the contrary, no business (a) other than matters properly proposed under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and (b) other than the nomination and election of directors, which shall be governed by Section 4 of Article II of these Bylaws, shall be conducted at any meeting except in accordance with the procedures set forth in this Section 5.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

6.           QUORUM.  Except as otherwise required by law, the Certificate of Formation or these Bylaws, the holders of at least a majority of the outstanding shares entitled to vote at a meeting of shareholders and present in person or by proxy shall constitute a quorum.  The shareholders present at any meeting, though less than a quorum, may adjourn the meeting.  No notice of adjournment, other than the announcement at the meeting, need be given.

7.           VOTE REQUIRED TO TAKE ACTION.  Unless otherwise specifically provided in (a) applicable Texas statutes, (b) the rules of any exchange or quotation system upon which securities of the corporation are traded, (c) the Certificate of Formation or (d) these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on a matter, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall decide any question brought before such meeting.  If the matter to be voted upon is one as to which express provisions of (a) applicable Texas statutes, (b) the rules of any exchange or quotation system upon which securities of the corporation are traded, (c) the Certificate of Formation or (d) these Bylaws require a different vote, such express provision shall govern and control the decision of such matter.  Except for the authority provided to the board of directors by the Certificate of Formation or Section 21.155 of the Texas Business Organizations Code (the “TBOC”) or successor statute to act without the requirement to obtain shareholder approval, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the corporation entitled to vote shall be required to amend the Certificate of Formation. In addition to the foregoing voting requirements, the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the outstanding shares of the capital stock of the corporation entitled to vote shall be required (1) to sell, assign or dispose of all or substantially all of the corporation's assets (consisting of more than fifty percent (50%) of either the total assets or the total proved reserves of the corporation) in one or a series of related transactions,  (2) to merge, consolidate or engage in a share exchange with another corporation or other entity, or (3) to enter into any transaction (including the issuance or transfer of securities of the corporation), with any holder of twenty percent (20%) or more of the outstanding capital stock of the corporation if such transaction is not approved by a majority of the directors and any such transaction with a holder of twenty percent (20%) or more of the outstanding capital stock of the corporation must otherwise comply with Section 21.606 of the TBOC or successor statute.

8.           PROXIES.  At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxies shall be filed with the corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unlessexpressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

9.           VOTING OF SHARES.  Each outstanding share of a class entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter except to the extent that the voting rights are limited or denied by the Certificate of Formation.  No shareholder shall have the right to cumulate his votes in the election of directors.

10.           OFFICERS.  The chairman of the board shall preside at and the secretary shall keep the records of each meeting of shareholders, but in the absence of the chairman, the chief executive officer shall perform the chairman's duties, and in the absence of the secretary and all assistant secretaries, his duties shall be performed by some person appointed by the presiding officer.

11.           LIST OF SHAREHOLDERS.  A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books and filed at the registered office of the corporation and shall be subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.

ARTICLE II.  BOARD OF DIRECTORS

1.           MANAGEMENT.  The business and affairs of the corporation shall be managed by the board of directors.  The board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Certificate of Formation or these Bylaws directed or required to be exercised or done by the shareholders.

2.           NUMBER.  The number of directors which shall constitute the board of directors shall be not less than three (3) nor more than ten (10) directors. Within the limits specified above, the number of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting. The number of directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of directors shall shorten the term of any director.

3.           ELECTION AND TERM

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A.           The directors are divided into three classes, as nearly equal in number as the total number of directors constituting the entire board permits, with the term of office of one class expiring each succeeding year.  At each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, to hold office until the third succeeding annual meeting or until their respective successors shall have been elected and qualified, unless removed in accordance with these Bylaws.  Directors need not be shareholders of the corporation or residents of the State of Texas.

B.           Any vacancies in the board of directors for any reason and any directorships resulting from any increase in the number of directors may be filled by theboard of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen or until their successors shall be elected and qualified.

4.           DIRECTOR NOMINATION PROCEDURES.  Only persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible for election as directors.  Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the board of directors or (b) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4.  Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation.  To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made.  Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares, if any, of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder.  At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 4.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

5.           REMOVAL.  Any director or the entire board of directors of the corporation may be removed at any time, with cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose and for which notice was provided in accordance with these Bylaws.

6.           MEETING OF DIRECTORS.  The directors may hold their meetings and may have an office and keep the books and records of the corporation, except as otherwise provided by statute, in such place or places in the State of Texas, or outside the State of Texas, as the board of directors may from time to time determine.  The directors may hold their meetings in any manner permitted by law, including by conference telephone or similar communications equipment by means of which all participants can hear each other.

7.           FIRST MEETING.  Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

8.           ELECTION OF OFFICERS.  After the annual meeting of shareholders, the board of directors shall proceed to the election of the officers of the corporation at the next meeting of the board of directors at which a quorum shall be present or by unanimous written consent.

9.           REGULAR MEETINGS.  Regular meetings of the board of directors shall be held in any manner permitted by law or these Bylaws and at such times and places as shall be designated, from time to time by resolution of the board of directors.  Notice of such regular meetings shall not be required.

10.           SPECIAL MEETINGS.  Special meetings of the board of directors shall be held in any manner permitted by law or these Bylaws and whenever called by the chief executive officer, the president or by a majority of the directors for the time being in office.

11.           NOTICE.  The secretary shall give notice to each director of a special meeting at least two (2) days before the meeting.  On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the board of directors may be given to the director by electronic transmission. The director may specify the form of electronic transmission to be used to communicate the notice. The director may revoke this consent by written notice to the corporation. The attendance of a director at any meeting or the participation by a director in a conference meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting or participates in a conference meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

At any meeting at which every director shall be present in person or by participation, even though without any notice, any business may be transacted.

Whenever any notice is required to be given to any director, a waiver thereof in writing signed by such person(s) entitled thereto (whether signed before or after the time required for such notice) shall be equivalent to the giving of such notice.

12.           QUORUM.  A majority of the directors fixed by these Bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice.  The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the act of a greater number is required by statute, the Certificate of Formation, or by these Bylaws.

13.           ORDER OF BUSINESS.  At meetings of the board of directors, business shall be transacted in such order as from time to time the board may determine.

At all meetings of the board of directors, the chairman of the board of directors shall preside.  In the absence of the chairman of the board, the vice chairman of the board (if any) shall preside.  In the absence of the chairman and vice chairman of the board, the chief executive officer shall preside, and in the absence of all three such officers, the president shall preside. If none of the above enumerated officers are present, a chairman shall be chosen by the board from among the directors present.

The secretary of the corporation shall act as secretary of all meetings of the board of directors. In the absence of the secretary, the assistant secretary shall act as secretary. In the absence of the secretary and the assistant secretary, the presiding officer may appoint any person to act as secretary of the meeting.

14.           ACTION BY WRITTEN CONSENT.  Any action required or permitted to be taken by the board of directors or executive committee, under the applicable provisions of the statutes, the Certificate of Formation or these Bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or executive committee, as the case may be.

15.           COMPENSATION.  Directors as such shall not receive any stated salary for their services, but by resolution of the board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the board; provided that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor.

16.           PRESUMPTION OF ASSENT.  A director of the corporation who is present at a meeting of the board of directors or by law at which action of any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

17.           COMMITTEES.  The board of directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate one or more directors to constitute an executive committee or any other committee, which committees, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where action of the board of directors is specified by law, but the designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.  The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE III.  OFFICERS

1.           NUMBER, TITLES AND TERM OF OFFICE.  The officers of the corporation shall consist of a chairman of the board, a chief executive officer (who may also serve as the president),  a president, one or more vice presidents, a secretary, a treasurer, and such other officers as the board of directors may from time to time elect or appoint.  The officers of the corporation may also include a vice chairman of the board.  Each officer shall hold office until his or her successor shall have been duly elected by the board and qualified or until his death or until he or she shall resign or shall have been removed in the manner hereinafter provided.  One person may hold more than one office.  None of the officers need be a director.

2.           REMOVAL.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

3.           VACANCIES.  A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

4.           SALARIES
.  The salaries of all officers of the corporation shall be fixed by the board of directors except as otherwise directed by the board.

5.           POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD.  The chairman of the board shall preside at all meetings of the shareholders and of the board of directors and shall advise and counsel the chief executive officer and other officers and shall have such other powers and duties as from time to time may be assigned to him by the board of directors.  If the board of directors designates the chairman of the board as the chief executive officer of the corporation, the chairman of the board shall have the powers and duties of the chief executive officer as enumerated below.

6.           POWERS AND DUTIES OF VICE CHAIRMAN OF THE BOARD. The vice chairman of the board shall, if any, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the board. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the board or the chairman of the board.

7.           POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The chief executive officer shall have general supervision, direction and active management of the business and affairs of the corporation, general control over the property and business of the corporation, and over all other officers, agents and employees of the corporation, other than the chairman and/or vice chairman of the board, subject to the control and direction of the board of directors.  The chief executive officer will be responsible for the execution of the policies, orders and resolutions of the board and shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by the board under these Bylaws. In the absence of the chairman of the board and the vice chairman of the board, the chief executive officer will preside when present at all meetings of the shareholders and the board.

8.           POWERS AND DUTIES OF THE PRESIDENT.  The president, subject to the direction of the chief executive officer (if different than the president) and the board of directors, shall have general management and control of the day-to-day business operations and properties of the corporation with all such powers with respect to such responsibilities; he shall preside in the absence of all of the chairman of the board, the vice chairman of the board and the chief executive officer at all meetings of the shareholders and of the board of directors. If designated as chief executive officer of the corporation, the president shall have the powers and duties of the chief executive officer as enumerated above.

9.           VICE PRESIDENTS.  Each vice president shall have such powers and duties as may be assigned to him by the board of directors and shall exercise the powers of the president during that officer's absence or inability to act.  Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken.

10.           TREASURER
.  The treasurer shall have custody of all the funds and securities of the corporation which come into his hands.  When necessary or proper, he may endorse, on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the board of directors; he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the board of directors.

Whenever required by the board of directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for that purpose full and accurate accounts of all monies received and paid out on account of the corporation; he shall perform all acts incident to the position of treasurer subject to the control of the board of directors; he shall, if required by the board of directors, give such bond for the faithful discharge of his duties in such form as the board of directors may require.

11.           ASSISTANT TREASURER.  Each assistant treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the board of directors or the treasurer.  The assistant treasurer shall exercise the powers of the treasurer during that officer's absence or inability to act.

12.           SECRETARIES
.  The secretary shall keep the minutes of all meetings of the board of directors and the minutes of all meetings of the shareholders in books provided for that purpose or in any other form capable of being converted into written form within a reasonable time; he shall attend to the giving and serving of all notices; he may sign with the chief executive officer or president in the name of the corporation, all contracts of the corporation and affix the seal of the corporation thereto; he may sign with the chief executive officer or president all certificates for shares of the capital stock of the corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the board of directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the corporation during business hours, and he shall in general perform all duties incident to the office of secretary, subject to the control of the board of directors.

13.           ASSISTANT SECRETARIES.  Each assistant secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the board of directors or the secretary.  The assistant secretaries shall exercise the powers of the secretary during that officer's absence or inability to act.

ARTICLE IV.  INDEMNIFICATION AND INSURANCE

1.           INDEMNIFICATION OF DIRECTORS

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A.           Definitions.  For purposes of this Article:

(1)           "Expenses" include court costs and attorneys' fees.

(2)           "Official capacity" means

(a)           when used with respect to a director, the office of director in the corporation, and

(b)           when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation, but

(c)           in both Paragraphs (a) and (b), such term does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, except as may otherwise be specified in Section 2 or 3 hereunder.

(3)           "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

B.           Indemnification where director has been wholly successful in the proceeding.  The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

C.           Indemnification where director has not been wholly successful in proceeding.

(1)           The corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation, and who does not qualify for indemnification under subsection (b) of this Section, if it is determined, in accordance with the procedure set out in Section 8.103(a) of the TBOC, that the person:

(a)           acted in good faith;

(b)           reasonably believed:

(i)           in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and

(ii)           in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

(c)           in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

If it is determined pursuant to Section 8.103(a) of the TBOC that indemnification is to be authorized, the corporation shall determine the reasonableness of the expenses claimed by the director seeking indemnification in accordance with the procedure set out in Section 8.103(b) and Section 8.103(c) of the TBOC.

(2)           The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the person did not meet the requirements set forth in subsection C.(1) hereof.  A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

(3)           A person shall be indemnified under subsection C.(1) hereof against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

(4)           Except as otherwise provided in Section C.(3), a director may not be indemnified under Section C.(1) for obligations resulting from a proceeding:

(a)           in which the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action in the director's official capacity; or

(b)           in which the director is found liable to the corporation.

D.           Court-ordered indemnification.  A director may apply to a court of competent jurisdiction for indemnification from the corporation, whether or not he has met the requirements set forth in subsection C.(1) hereof or has been adjudged liable in the circumstances set out in the second clause of subsection C.(3) hereof.  If a director of the corporation seeks to obtain court-ordered indemnification pursuant hereto, the corporation and its board of directors shall cooperate fully with such director in satisfying the procedural steps required therefor.

E.           Advancement of expenses.  Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding and without any of the determinations specified in Section 8.103 of the TBOC if the requirements of Section 8.104 of the TBOC are satisfied.  The board of directors may authorize the corporation's counsel to represent such individual in any proceeding, whether or not the corporation is a party thereto.

F.           Directors as witnesses.  The corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

G.           Notice to shareholders.  Any indemnification of or advancement of expenses to a director in accordance with this Section shall be reported in writing to the shareholders of the corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section 6.201 of the TBOC and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

H.           Directors' services to benefit plans.  For purposes of this Article IV, the corporation is deemed to have requested a director to provide services to an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan.  Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines.  Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

2.           INDEMNIFICATION OF OFFICERS

.

A.           In general.  The corporation shall indemnify and advance expenses to an officer of the corporation in the same manner and to the same extent as is provided by Section 1 of this Article for a director.  An officer is entitled to seek indemnification to the same extent as a director.

B.           Additional rights to indemnification.  The corporation may, at the discretion of the board of directors in view of all the relevant circumstances, indemnify and advance expenses to a person who is an officer, employee or agent of the corporation and who is not a director of the corporation to such further extent, consistent with law, as may be provided by its Certificate of Formation, by general or specific actions of its board of directors, by contract, or as permitted or required by common law.

3.           INDEMNIFICATION OF OTHER PERSONS.  The corporation may, at the discretion of the board of directors in view of the relevant circumstances, indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as directors, officers, partners, venturers, proprietors, trustees, employees, agents, or similar functionaries of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the same extent that it may indemnify and advance expenses to directors hereunder.

4.           PROCEDURE FOR INDEMNIFICATION.  To request indemnification pursuant hereto, written notice describing the circumstances and proceedings giving rise to such request shall be submitted to the corporation at 16825 Northchase Drive, Suite 400, Houston, Texas 77060.  Any indemnification of a director or officer of the corporation, or another person entitled to indemnification pursuant to Section 3 hereof, or advance of costs, charges and expenses to a director or officer or another person entitled to indemnification pursuant to Section 3 hereof, shall be made promptly, and in any event within thirty (30) days, upon the written notice of such individual.  If a determination by the corporation that the individual is entitled to indemnification pursuant to this Article is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved such request.  If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article shall be enforceable by such individual in any court of competent jurisdiction in Harris County, Texas.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of reasonable expenses where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in subsection 1.C.(1) hereof, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection 1.C.(1) hereof, nor the fact that there has been an actual determination by the corporation that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.           SURVIVAL; PRESERVATION OF OTHER RIGHTS.  The foregoing indemnification provisions contained in this Article shall be deemed to be a contract between the corporation and each director, officer, employee or agent, or another person entitled to indemnification pursuant to Section 3 hereof, who serves in any such capacity at any time while these provisions, as well as the relevant provisions of the TBOC are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a "contract right" may not be modified retroactively without the consent of such director or officer, employee, agent or another person entitled to indemnification pursuant to Section 3 hereof.  Notwithstanding this provision, the corporation may enter into additional contracts of indemnity with these persons, which contracts may provide the same rights as provided by this Article, or may restrict or increase the rights provided by this Article.

6.           INSURANCE.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability hereunder.  If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation.  Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty, or surety arrangement.  The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation.  In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

7.           SEVERABILITY.     If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer, employee or agent, as to expenses, judgments, fines and amounts paid in settlement with respect to any proceeding, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.  If any provision hereof should be held, by a court of competent jurisdiction, to be invalid, it shall be limited only to the extent necessary to make such provision enforceable, it being the intent of these Bylaws to indemnify each individual who serves or who has served as a director, officer, employee or agent, to the maximum extent permitted by laws.

ARTICLE V.  CAPITAL STOCK

1.           CERTIFICATE OF SHARES.   The certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the board of directors.  The certificates shall be signed by the chief executive officer, president or any vice president, and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer and may be sealed with the seal of this corporation or a facsimile thereof.  Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of any such chief executive officer, president or vice president and secretary or assistant secretary may be facsimiles.  They shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder's name and the number of shares.

2.           TRANSFER OF SHARES.  The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender to the corporation of a certificate for share duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and it shall be the duty of the corporation to issue a new certificate to the person entitled thereto for a like number of shares to cancel the old certificate, and to record the transaction upon its books.

3.           CLOSING OF TRANSFER BOOKS.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

4.           REGISTERED SHAREHOLDERS.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

5.           LOST CERTIFICATE.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the name in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

6.           REGULATIONS.  The board of directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation not inconsistent with these Bylaws.

ARTICLE VI.  ACCOUNTS

1.           DIVIDENDS.  The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares, except when the declaration or payment thereof would be contrary to statute or the Certificate of Formation.  Such dividends may be declared at any regular or special meeting of the board, and the declaration and payment shall be subject to all applicable provisions of laws, the Certificate of Formation and these Bylaws.

2.           RESERVES.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

3.           DIRECTORS' ANNUAL STATEMENT.  The board of directors shall present at each annual meeting a full and clear statement of the business and condition of the corporation.  The officers of the corporation shall mail to any shareholder of record, upon his written request, the latest annual financial statement and the most recent interim financial statements, if any, which have been filed in a public record or otherwise published.

4.           CHECKS.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

5.           FISCAL YEAR.  The fiscal year of the corporation shall be such as is established by resolution of the board of directors.

ARTICLE VII.  AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any annual meeting of the board of directors or at any special meeting of the board of directors at which a quorum is present provided notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such meeting, by the affirmative vote of a majority of the Continuing Directors (as that term is defined in Article I, Section 2); provided, however, that no change of the time or place of the annual meeting of the board of directors shall be made after the issuance of notice thereof.  In accordance with the Certificate of Formation, the shareholders may amend or repeal any provisions of these Bylaws adopted by the board of directors, but only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the outstanding capital stock of the corporation.

ARTICLE VIII.  MISCELLANEOUS PROVISIONS

1.           OFFICES.  Until the board of directors otherwise determines, the registered office of the corporation required by the TBOC to be maintained in the state of Texas shall be that registered office set forth in the Certificate of Formation, but such registered office may be changed from time to time by the board of directors in the manner provided by law and need not be identical to the principal place of business of the corporation.

2.           SEAL.  The seal of the corporation shall be such as from time to time may be approved by the board of directors, but the use of a seal shall not be essential to the validity of any agreement.

3.           NOTICE AND WAIVER OF NOTICE.  Whenever any notice is required to be given under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such mailing.  A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

4.           RESIGNATIONS.  Any director or officer may resign at any time.  Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the chief executive officer, president or secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

5.           SECURITIES OF OTHER CORPORATIONS
.  The chairman of the board, chief executive officer, the president or any vice president of the corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

/s/ Bruce H. Vincent
Bruce H. Vincent Secretary